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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.    )

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☐	Soliciting Material Pursuant to §240.14a-12
INFORMATION HOLDINGS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INFORMATION HOLDINGS INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
APRIL 20, 2004

        The Annual Meeting of Stockholders (the "Annual Meeting") of Information Holdings Inc., a Delaware corporation (the "Company"), will be held at the offices of Warburg Pincus & Co., 466 Lexington Avenue, New York, New York, 10017 on Tuesday, April 20, 2004, at 2:00 p.m., Eastern Standard Time, for the purpose of considering and acting upon the following matters, which are described more fully in the accompanying Proxy Statement:

  (a)
  To elect seven directors to serve until the 2005 annual meeting of stockholders or until their respective successors are duly elected and qualified;

  (b)
  To ratify the appointment by the Board of Directors of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2004; and

  (c)
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        Holders of the Company's Common Stock of record at the close of business on March 1, 2004 (the "Record Date") are entitled to vote at the Annual Meeting or any adjournment or postponement thereof. A list of stockholders of the Company as of the Record Date will be available for inspection during business hours through April 19, 2004, at the Company's offices, 2777 Summer Street, Suite 602, Stamford, Connecticut, and will also be available for inspection at the Annual Meeting.

        All Stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, you are urged to complete, sign and date the enclosed proxy card and return it as soon as possible in the enclosed envelope which has been provided for your convenience and which requires no postage if mailed in the United States. The prompt return of proxy cards will ensure a quorum. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

By Order of the Board of Directors,

Vincent A. Chippari Secretary

March 15, 2004

INFORMATION HOLDINGS INC.
2777 Summer Street, Suite 602
Stamford, CT 06905

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Information Holdings Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Tuesday, April 20, 2004, at 2:00 p.m., Eastern Standard Time, at the offices of Warburg Pincus & Co., 466 Lexington Avenue, New York, New York, 10017, or at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. It is expected that the Notice of Annual Meeting of Stockholders, this Proxy Statement and the enclosed proxy card, together with the Company's Annual Report to stockholders for the fiscal year ended December 31, 2003, will be mailed to stockholders entitled to vote at the Annual Meeting commencing on or about March 15, 2004.

        Any stockholder or stockholder's representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the Annual Meeting may request reasonable assistance or accommodation from the Company by contacting Information Holdings Inc., 2777 Summer Street, Suite 602, Stamford, Connecticut 06905. To provide the Company sufficient time to arrange for reasonable assistance, please submit all requests by April 1, 2004.

Record Date and Voting Securities

        Stockholders can ensure that their shares are voted at the Annual Meeting by attending the Annual Meeting or signing and returning the enclosed proxy card in the envelope provided. The submission of a signed proxy will not affect a stockholder's right to attend the Annual Meeting and vote in person. Stockholders who execute proxies retain the right to revoke them at any time before they are voted by filing with the Company's Secretary a written revocation or a proxy bearing a later date. The presence at the Annual Meeting of a stockholder who has signed a proxy does not itself revoke that proxy unless the stockholder attending the Annual Meeting files written notice of revocation of the proxy with the Company's Secretary at any time prior to the voting of the proxy.

        Proxies will be voted as specified by the stockholders. Where specific choices are not indicated, proxies will be voted FOR the proposals submitted for approval, and in accordance with the proxyholder's best judgment as to any other business as may properly come before the Annual Meeting. The proxy card provides space for a stockholder to withhold voting for any or all nominees to the Board or to abstain from voting for any proposal if the stockholder chooses to do so.

        Under Delaware law and the Company's Bylaws, the presence of a quorum is required to transact business at the Annual Meeting. A quorum is defined as the presence, either in person or by proxy, of a majority of the outstanding shares entitled to vote. Proxies marked "abstain" will be included in determining a quorum. On routine matters, brokers who hold customer shares in "street name" but have not timely received voting instructions from such customers have discretion to vote such shares. Since all of the matters to be voted upon at the Annual Meeting are routine, the presence of such shares will be included in determining a quorum.

        Under Delaware law and the Company's Bylaws, proposals must be approved by the affirmative vote of a majority of the shares present, either in person or by proxy, or, in the case of the election of directors, a plurality of the votes cast, at the Annual Meeting and entitled to vote. Accordingly, abstentions have the same effect as votes "against" a proposal, whereas instructions to withhold voting on the election of any nominee for director have no effect on the outcome of the vote.

        The Board has fixed the close of business on March 1, 2004 as the record date (the "Record Date") for the determination of the Company's stockholders who are entitled to receive notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had outstanding 20,886,879 shares of common stock, par value $0.01 per share (the "Common Stock"), excluding treasury shares. The holders of Common Stock are entitled to one vote for each share held on the Record Date.

        PROXIES IN THE FORM ENCLOSED ARE BEING SOLICITED BY, OR ON BEHALF OF, THE BOARD. THE PERSONS NAMED IN THE ACCOMPANYING FORM OF PROXY HAVE BEEN DESIGNATED AS PROXIES BY THE BOARD. Such persons designated as proxies are the Company's officers. Any stockholder desiring to appoint another person to represent him or her at the Annual Meeting may do so either by inserting such person's name in the blank space provided on the accompanying form of proxy, or by completing another form of proxy and, in either case, delivering an executed proxy to the Company's Secretary at the address indicated above, before the time of the Annual Meeting. It is the responsibility of the stockholder appointing such other person to represent him or her to inform such person of this appointment.

        The Company will bear the cost of solicitation of proxies. Further solicitation may be made by the Company's directors, officers and employees personally, by telephone or otherwise, but such persons will not be specifically compensated for such services. The Company also intends to make, through bankers, brokers or other persons, a solicitation of proxies of beneficial holders of the Common Stock. Upon request, the Company will reimburse brokers, dealers, banks or similar entities acting as nominees for reasonable expenses incurred in forwarding copies of the proxy materials relating to the Annual Meeting to the beneficial owners of Common Stock which such persons hold of record.

        The Company may send only one Annual Report and proxy statement to multiple stockholders that share the same address. Upon written or oral request, the Company will promptly supply such stockholders additional copies of the annual report and proxy statement. Such requests should be made by contacting the Company either by mail at the Company's offices at 2777 Summer Street, Suite 602, Stamford, Connecticut 06905 or by telephone at (203) 961-9106. If stockholders sharing the same address are receiving multiple copies of the annual report and proxy statement, such stockholders can request delivery of a single copy of the annual report and proxy statement by contacting the Company at the above address.

PROPOSAL NUMBER ONE

ELECTION OF DIRECTORS

        All of the Company's directors serve annual terms which expire on the date of the Annual Meeting. At the Annual Meeting, the stockholders will elect seven directors to hold office, subject to the provisions of the Company's Certificate of Incorporation and Bylaws, until the Annual Meeting of Stockholders in 2005 and until their respective successors shall have been duly elected and qualified.

        The Company has agreed to nominate and use its best efforts to elect and cause to remain as directors (i) Mason P. Slaine, for so long as he beneficially owns, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), at least 5% of the outstanding shares of Common Stock, unless the Company terminates his employment for "Just Cause" (as defined in his employment agreement) and (ii) at least one or two nominees of Warburg Pincus Ventures, L.P. ("Warburg Pincus"), for so long as Warburg Pincus owns at least 10% or 20%, respectively, of the outstanding shares of Common Stock.

        Unless contrary instructions are given, the persons named in the enclosed proxy or their substitutes will vote FOR the election of the seven director nominees named below. The Board believes that all of the nominees are willing to serve as directors. However, if any nominee at the time of election is unable to serve or is otherwise unavailable for election, and as a result other nominees are designated by the Board, the persons named in the enclosed proxy or their substitutes intend to vote for the election of such designated nominees.

        The nominees for election as directors to serve until the Annual Meeting of Stockholders in 2005, together with certain information about them, are set forth below:

Michael E. Danziger	Michael E. Danziger, 45, has served as one of the Company's directors since July 1998. In February 2004, Mr. Danziger became CEO of Buyers Laboratory Inc., a provider of products and services for the digital imaging industry. He was a consultant in the information and publishing field from 1999 to February 2004. From 1991 to 1999, Mr. Danziger was Chairman of Thomson Financial Database Group, a division of Thomson Financial that provides financial information, products and services. Since 1993, he has also been a director of Rand Publishing Company Inc., a small holding company that has made investments in the publishing industry ("Rand"). Mr. Danziger is also a director of two privately held companies, one of which is an affiliate of Warburg Pincus & Co. ("WP").
David R. Haas
David R. Haas, 62, has served as one of the Company's directors since July 1998. Mr. Haas has been a financial consultant in the entertainment and communications industries since 1995. From 1990 until 1994, he was Senior Vice President and Controller of Time Warner, a leading media and entertainment company.
Keith B. Jarrett
Keith B. Jarrett, 55, has served as one of the Company's directors since December 2002. Dr. Jarrett is currently a Principal in Rockport Funding, LLC and Ajax Mountain Partners, both investment partnerships, and is a strategic advisor to numerous venture investment firms. From 1987 to 2001, he held senior management positions within the Thomson Corporation, including President & CEO of Thomson Financial Ventures and President & CEO of Thomson Financial International. He is a director of Penn Virginia Resources, as well as several privately held organizations.

Sidney Lapidus
Sidney Lapidus, 66, has served as one of the Company's directors since December 1996. Mr. Lapidus is a General Partner of WP and a Member and Managing Director of Warburg Pincus LLC ("WP LLC"), where he has been employed since 1967. He is currently a director of Lennar Corporation and several privately held companies.
Martin D. Payson
Martin D. Payson, 68, has served as one of the Company's directors since December 2002. Mr. Payson held the position of Vice Chairman of Time Warner, Inc. from 1990 to 1992, and was a member of its Board of Directors. Prior to its merger with Time Inc. in 1990, Mr. Payson was General Counsel of Warner Communications Inc. ("Warner") and a member of its Office of the President. He is a director of Panavision, Inc. and Delta Financial Corp., as well as several privately held organizations.
Mason P. Slaine
Mason P. Slaine, 50, has served as one of the Company's directors since December 1996. Mr. Slaine has been President and Chief Executive Officer since December 1996. Since 1993, Mr. Slaine has been a director and officer of Rand. From 1994 to 1996, Mr. Slaine served as President of Thomson Financial, a division of the Thomson Corporation that provides financial information, research, analysis and software products worldwide. From 1993 to 1994, he served as President of Thomson Financial Publishing, a division of Thomson Financial.
John L. Vogelstein
John L. Vogelstein, 69, has served as one of the Company's directors since April 2002. Mr. Vogelstein is a General Partner of WP and Vice Chairman and Member of WP LLC, where he has been employed since 1967. Mr. Vogelstein is a Director of Journal Register Company and Mattel, Inc., as well as numerous privately held organizations.

RECOMMENDATIONS AND VOTE

        The affirmative vote of a plurality of the shares of Common Stock cast, either in person or by proxy, at the Annual Meeting and entitled to vote is required for the election of the directors.

  The Board recommends a vote "FOR" election of the nominees listed above.

PROPOSAL NUMBER TWO

RATIFICATION OF INDEPENDENT AUDITORS

        Subject to stockholder ratification, the Board, upon recommendation of the Audit Committee, has appointed the firm of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2004. This firm has examined the accounts of the Company since inception. If the stockholders do not ratify this appointment, the Board will consider other independent auditors. One or more members of Ernst & Young LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to questions.

        The following fees for Ernst & Young for the past two years are as follows:

	2003	2002
Audit fees	674,000	551,000
Audit-related fees	38,000	22,000
Tax fees	234,000	316,000
All other fees	0	0

        Audit fees include aggregate fees billed for review of the Company's annual financial statements, those financial statements included in the Company's quarterly reports on Form 10-Q and audit fees for statutory audits in the United Kingdom and France.

        Audit-related fees relate to due diligence services related to acquisitions and audits of employee benefit plans.

        Tax fees relate primarily to tax compliance work for federal, state and foreign income tax filings, tax planning in foreign jurisdictions and tax advice on items such as research and development expenses and acquisition-related expenses.

        All audit fees above were pre-approved by the Audit Committee in advance. Certain tax fees and audit-related fees were reviewed with the Audit Committee, but were not formally pre-approved, as these fees were either incurred, or subject to engagement letters prior to the current requirements for pre-approval of fees.

Pre-Approval Policy and Procedures

        At each of its quarterly meetings, the Audit Committee pre-approves all fees and the specific terms of audit and permissable non-audit services to be performed for the Company by the independent auditor during the following three-month period. The Audit Committee also has the authority to delegate its pre-approval authority to one or more of its members. The Audit Committee, or one or more of its members if so designated, will reconvene in response to requests to provide services that have not been previously approved in the relevant quarter or have been approved but are expected to exceed the pre-approved fee range for such services. Additionally, the Audit Committee has designated the Chief Financial Officer to monitor the performance of the services provided by the independent auditor during each quarter, to determine whether the independent auditor's services are in compliance with the Audit Committee's pre-approval policies and to report his findings to the Audit Committee.

RECOMMENDATION AND VOTE

        The affirmative vote of a majority of the shares of Common Stock present, either in person or by proxy, at the Annual Meeting and entitled to vote is required for the ratification of the independent auditors.

        The Board of Directors recommends a vote "FOR" ratification of the appointment of Ernst & Young LLP as independent auditors.

THE BOARD AND ITS COMMITTEES

        The Board is responsible for the Company's management and direction and for establishing broad corporate policies. The Board held five regularly scheduled meetings during the year ended December 31, 2003. As discussed further under "Director Independence", the Board, which is comprised of seven total members, has affirmately determined that six directors are independent directors, as that term is defined by the New York Stock Exchange ("NYSE") independence rules. All directors attended at least 75% of all meetings held in 2003. While the Company does not have a formal requirement for directors to attend the Annual Stockholder's Meeting, all directors attended the Annual Meeting held in April 2003.

        The Company's Corporate Governance Guidelines provide that its non-management directors will meet in periodic sessions during fiscal year 2004 in order to serve as a more effective check on management. The non-management directors (all of whom are independent as discussed below) may meet before or after the regularly scheduled meetings of the full Board of Directors or they may organize regularly scheduled meetings via telephone or in person. The Committee Chairmen will rotate as the presiding director of the meetings. Interested parties may communicate with the non-management directors by following the procedures described under "Communications with the Company."

Committees of the Board

        The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee (the "Nominating Committee"). The principal responsibilities of each committee are described below. Effective February 24, 2004, each committee adopted new committee charters. Each of the three charters are posted on the Company's website at www.informationholdings.com. The Company's Amended and Restated Audit Committee Charter is also attached hereto as Appendix A.

        Audit Committee.    The Audit Committee is comprised of Michael Danziger, David Haas (Chairman of the Audit Committee) and Martin Payson. Mr. Haas qualifies as a financial expert, as that term is defined by NYSE listing standards and Securities and Exchange Commission (the "Commission") guidelines. Each committee member meets the independence requirements of the NYSE and the Commission. The Audit Committee is responsible for meeting with the Company's independent auditors regarding, among other issues, audits and adequacy of the Company's accounting and control systems. The Audit Committee also recommends to the Board of Directors a firm of certified independent auditors to serve as the Company's independent auditors, authorizes all audit fees and other professional services rendered by the accountants, reviews the independence of the accountants and ensures the objectivity of the Company's financial statements. It held five meetings in 2003. Additional information regarding the Audit Committee and its functions and responsibilities is included in this Proxy Statement under the caption "Report of the Audit Committee of the Board of Directors."

        Compensation Committee.    The Compensation Committee is comprised of David Haas and Sidney Lapidus (Chairman of the Compensation Committee). Each committee member meets the independence requirements of the NYSE. The Compensation Committee reviews and approves the compensation of the Company's Chief Executive Officer and makes recommendations regarding the compensation of the outside directors and other senior executive officers, as well as overseeing incentive and equity-based compensation programs. It held one meeting during 2003. The Board of Directors did not reject any recommendations of the Compensation Committee in 2003.

        Nominating Committee.    The Nominating Committee is comprised of Keith Jarrett, Sidney Lapidus (Chairman of the Nominating Committee) and Martin Payson. The Nominating Committee was formed in February 2004. The Company did not have a Nominating Committee during the year ended December 31, 2003. Each committee member meets the independence requirements of the NYSE. The Nominating Committee is responsible for identifying individuals qualified to become members of the Board, recommending director nominees for the annual meeting of stockholders, overseeing the evaluation of the Board and management, developing and maintaining a set of corporate governance guidelines and the Company's Code of Business Conduct and Ethics and generally advising the board on corporate governance and related matters.

        The seven nominees for directors included in this proxy statement are all incumbent directors who were recommended by the Company's Board of Directors in accordance with its past practice, at its regularly scheduled December meeting. This meeting was held prior to the formation of the Nominating Committee. In identifying and evaluating nominees for director, the Nominating Committee intends to follow a process similar to that previously followed by the Board and may also seek input from various sources, including other Board members, management, stockholders or third party search firms. In recommending these nominees, the Board considered the past overall performance of each of the incumbent directors and their qualifications to serve another one-year term. The Board considered the additional criteria set forth in the Company's Corporate Governance Guidelines, a copy of which is available on the Company's website at www.informationholdings.com. These Corporate Governance Guidelines set forth the general qualifications and criteria that will also be considered by the Nominating Committee in recommending nominees to the Board for election or re-election, as the case may be. Other than complying with all applicable rules and regulations, the Company does not have any specific, minimum qualifications that it believes must be met by a nominee for a position on the Board. Instead, the Nominating Committee and the Board will try to ensure an appropriate composition of the Board by assessing each nominee's qualities in light of the specific needs of the Company.

        Although the Company has not received any director nominations from its stockholders, the Nominating Committee will consider all nominees in the same manner, regardless of whether they are recommended by stockholders or a Board member or are recommended for re-election. Additional information regarding the Nominating Committee's policies and procedures for handling stockholder nominees is provided below under the caption "Stockholder Nominations and Proposals for 2005." The Company did not pay any fees during fiscal year 2003 to any third parties to identify or assist in identifying or evaluating nominees.

Compensation of Directors

        Each director who is not an employee of the Company (each, an "Outside Director"), receives an annual retainer of $20,000 and a fee of $1,000 for each meeting of the Board attended in person and $500 for each telephonic meeting of the Board attended. The members of the Audit Committee receive a retainer of $5,000, with the Chairman of the Audit Committee receiving an additional annual fee of $2,000. The Chairmen of the Compensation and Nominating Committees receive an annual fee of $1,000. Each Outside Director also receives an annual grant of options to acquire 1,500 shares of Common Stock at a price per share equal to the fair market value on the date of grant. All options granted to Outside Directors are fully vested upon issuance. Directors who are not Outside Directors do not receive fees for serving on the Board or any committee thereof. All directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board and any committee thereof.

Director Independence

        Throughout 2003, the Company had six Independent Directors, as that term is defined by the rules of the NYSE (Messrs. Danziger, Haas, Jarrett, Lapidus, Payson and Vogelstein), and one non-independent director (Mr. Slaine). Mr. Slaine is employed by the Company as its Chief Executive

Officer. The Board of Directors has made an affirmative determination that each Outside Director qualifies as an Independent Director, both currently and throughout any relevant "lookback periods" required by the NYSE. In determining independence, the Board of Directors reviewed each board member's and his immediate family members' work experience, affiliations, relationships, board memberships and payments received from the Company and concluded that no material relationship exists between the above-named Independent Directors and the Company. The Board of Directors does not view ownership of even a significant amount of stock, by itself, to be a bar to independence.

Compensation Committee Interlocks and Insider Participation

        The Commission requires issuers to disclose the existence of any other company in which both (i) the Company's executive officer serves on the board of directors and/or compensation committee and (ii) any of the Company's directors serve as an executive officer. There are no relationships that are required to be disclosed hereunder.

        Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 as amended (the "Securities Act") or the Exchange Act of 1934 (the "Exchange Act") that might incorporate filings by reference, including this Proxy Statement, in whole or in part, the following Report of the Audit Committee of the Board of Directors shall not be incorporated by reference into any such filings except to the extent that the Company specifically incorporates it by reference into any such filings and shall not be deemed to be "soliciting material" or to be "filed" with the Commission.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The Audit Committee is responsible for overseeing the Company's financial reporting process and for recommending to the Board of Directors, subject to stockholder ratification, the selection of the Company's independent auditors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The Audit Committee is composed of independent directors of the Company, as currently defined by NYSE and the Commission's guidelines, and acts pursuant to a written charter adopted by the Board of Directors. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.

        The Audit Committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

        The independent auditors provided to the Audit Committee the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended. The Audit Committee has reviewed and discussed with the independent auditors the firm's independence and has considered the compatability of non-audit services with the auditor's independence.

        The Audit Committee discussed with the independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, both with and without management present, to discuss the results of their examinations, their evaluation of internal controls, and the overall quality of the Company's financial reporting.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003.

AUDIT COMMITTEE

Michael E. Danziger
David R. Haas
Martin D. Payson

March 1, 2004

Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act or the Exchange Act that might incorporate filings by reference, including this Proxy Statement, in whole or in part, the following Report of the Board of Directors and Compensation Committee on Executive Compensation and the Performance graphs shall not be incorporated by reference into any such filings except to the extent that the Company specifically incorporates it by reference into any such filings and shall not be deemed to be "soliciting material" or to be "filed" with the Commission.

REPORT OF THE BOARD OF DIRECTORS AND THE BOARD COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

        The Compensation Committee's responsibities include the review and approval of compensation of the Company's Chief Executive Officer and making recommendations regarding the compensation of the outside directors and other senior executive officers, as well as overseeing incentive and equity-based compensation programs. The Compensation Committee approves all elements of compensation for executive officers, including their equity compensation under the Company's Amended and Restated 1998 Stock Option Plan (the "Option Plan"). The Board is ultimately responsible for overall administration of the Option Plan.

        Executive Compensation.    The Company's compensation program consists of base salary, annual incentive payments, stock options and employee benefits. The goal of the Company's compensation program is to motivate and reward its executive officers and other key employees to improve long-term stockholder value and to attract and retain the highest quality executive and key employee talent available. The Company's executive compensation program is designed to align executive compensation practices with increasing the value of the Common Stock and to foster adherence to, and promotion of, the Company's business mission, values, strategic goals and annual objectives.

        Except for equity compensation under the Option Plan to employees that are not executive officers, which compensation is approved by the full Board on a quarterly basis, the Compensation Committee has the authority to determine or make recommendations regarding all matters relating to compensation of the Company's employees. When making compensation decisions or recommendations, the Compensation Committee considers an executive's scope of responsibilities, level of experience, individual performance and attainment of pre-established goals as well as the Company's business plan and general economic factors. The Compensation Committee also considers input from the Company's Chief Executive Officer and Chief Financial Officer.

        Base Salary and Bonus.    The salary levels for executive officers are determined by such officer's level of job responsibility and experience, job performance and attainment of pre-established goals. Consideration is also given to salaries for comparable positions within the industry and the Company's ability to pay. The Compensation Committee considers all of these factors and makes an informed decision with respect to any annual salary increases for the executive officers. Bonus payouts to the Company's executive officers and other key employees are based on the attainment of corporate earnings goals and certain individual performance goals.

        Compensation of Chief Executive Officer.    The salary paid to Mason Slaine, the Company's Chief Executive Officer, was determined in accordance with specific provisions of his employment agreement. The Compensation Committee authorized a bonus of $450,000 for Mr. Slaine for fiscal 2003, representing 50% of salary. Payment of this discretionary bonus was based on the Compensation Committee's assessment of Mr. Slaine's attainment of corporate earnings goals and certain individual performance goals.

        Options.    The Board believes that stock options are important to provide an inducement to obtain and retain the services of the Company's employees and the employees of its subsidiaries and to increase their proprietary interest in the Company's success. Long-term incentives in the form of stock options provide a vehicle to reward executive officers only if there is an increase in stockholder value. Stock options are granted on a subjective and discretionary basis within a guideline range that takes into account the position and responsibilities of the Company's executive officers and key employees whose contributions and skills are important to the Company's long-term success.

        During 2003, the Board approved the issuance of options to purchase a total of 289,800 shares of common stock of the Company to various employees and directors. Such options were granted at exercise prices equal to the respective market prices of the Common Stock on the various dates of grant.

        Policy Regarding Qualifying Compensation.    Section 162(m) of the Internal Revenue Code imposes a $1,000,000 limitation on tax-deductible remuneration paid to any one of the five most highly compensated executive officers of a publicly-held corporation, unless the compensation qualifies as "performance-based compensation" or is otherwise exempt from the provisions of Section 162(m). Approximately $313,000 of compensation paid to Mr. Slaine for fiscal 2003 exceeds the Section 162(m) limitation.

BOARD OF DIRECTORS	COMPENSATION COMMITTEE
Michael E. Danziger	David R. Haas
David R. Haas	Sidney Lapidus
Sidney Lapidus Keith B. Jarrett Martin D. Payson Mason P. Slaine John L. Vogelstein

EXECUTIVE OFFICERS

        Executive officers are elected by the Board of Directors and hold office until their successors have been duly elected and qualified or until their earlier resignation or removal from office. A brief biography of each executive officer of the Company as of March 1, 2004 is provided below (other than Mr. Slaine, whose biography is set forth above).

        Vincent A. Chippari, 43, has served as Executive Vice President and Chief Financial Officer of the Company since January 1998. From 1990 to 1996, Mr. Chippari was Chief Financial Officer of Thomson Business Information, which serves the global scientific, medical, intellectual property, technical and general reference markets. From 1996 to 1997, he was Executive Vice President, Operations, of Thomson Intellectual Property/Automotive Group, as well as General Manager of its Derwent Information North America unit, a patent and scientific information business.

        Jay S. Nadler, 39, has served as President of the Company's Liquent unit since July 2003. He served as President of the Company's MicroPatent unit from October 2002 to July 2003 and as President of its Master Data Center unit from December 2002 to July 2003. Mr. Nadler had served as President of the Company's Intellectual Property Group from April 2001 to October 2002. He was President of the Company's CorporateIntelligence.com unit from April 2000 to April 2001. From February 1993 to March 2000, Mr. Nadler held senior management positions in various units of Thomson Financial.

        Daniel I. Videtto, 44, has served as President of the Company's MicroPatent and Master Data Center units since July 2003. From 1994 until 2002, Mr. Videtto held senior management positions in Thomson Financial, including President of its Corporate Client Group from 2000 to 2002, and CEO and Managing Director of Thomson Financial Japan from 1994 until 2000.

Employment Agreements

  Mason P. Slaine

        The Company has an employment agreement, dated as of April 30, 2002 and amended as of January 17, 2003, with Mason P. Slaine which provides that Mr. Slaine will serve as President and Chief Executive Officer of the Company until June 30, 2004, subject to automatic one-year renewals unless either party provides notice of non-renewal. Mr. Slaine's employment agreement provides for a base salary of $750,000 through June 30, 2002, increasing to $825,000 through June 30, 2003 and $900,000 through June 30, 2004. Thereafter Mr. Slaine's base salary will be subject to increases at the discretion of the Board of Directors. In addition, Mr. Slaine is eligible to receive an annual cash bonus, as determined by the Board of Directors. He is also entitled to participate in health, insurance, pension, automobile and other benefits provided to other senior executives of the Company.

        In connection with the execution of the employment agreement, the Company granted options to Mr. Slaine to purchase 200,000 shares of Common Stock at a purchase price per share equal to the fair market value of one share of Common Stock on the date of grant. These options vest and become exercisable at the rate of 100,000 shares each on the first and second anniversaries of the date of grant; provided, however, that the options shall become immediately vested and exercisable upon the occurrence of a Change of Control (as defined in the employment agreement), Mr. Slaine's death or his termination of employment on account of disability.

        In the event of (i) Mr. Slaine's death during his term of employment with the Company or (ii) the termination of his employment by the Company without "Just Cause" (as defined in the employment agreement) or (iii) his resignation from employment for "Good Reason" (as defined in the employment agreement), the Company is obligated to continue paying Mr. Slaine's base salary for a 12 month period following the date of termination. In addition, the Company is required to continue to provide health insurance benefits during such 12 month period. In the event that Mr. Slaine resigns within

90 days following a Change of Control or the Company terminates Mr. Slaine's employment without Just Cause following a Change of Control, the Company is obligated to pay to Mr. Slaine a lump sum amount equal to three times the sum of (i) his then current base salary and (ii) the bonus he received in the prior fiscal year; provided, however, that if such Change in Control occurs during fiscal 2004, the bonus shall be considered to be 50% of his base salary. In addition, the Company is required to continue to provide health insurance benefits during the 12 month period immediately following such termination. To the extent that any payment under the employment agreement would be subject to an excise tax imposed by Section 4999 of the Internal Revenue Code, the Company is required to make a gross-up payment (the "Gross-up Payment") to Mr. Slaine to cover the excise tax and any taxes incurred by Mr. Slaine upon the payment of the Gross-up Payment.

        Mr. Slaine's employment agreement also contains a non-compete clause, which applies until the second anniversary of the termination of Mr. Slaine's employment, unless he is terminated by the Company without Just Cause or resigns for Good Reason. The employment agreement also contains confidentiality and non-solicitation provisions. In consideration for these non-compete, non-solicitation and confidentiality covenants the Company has agreed to pay to Mr. Slaine 50% of his then current base salary over the course of the two-year period.

  Vincent A. Chippari

        The Company has an employment agreement, dated as of January 19, 1998, with Vincent A. Chippari which provides that Mr. Chippari will serve as Executive Vice President and Chief Financial Officer of the Company until January 19, 2005, subject to automatic one-year renewals unless either party provides notice of non-renewal. Mr. Chippari's employment agreement provided for an initial base salary of $200,000 per year, increased annually to the extent of any net increase in the Consumer Price Index. In addition, Mr. Chippari is eligible to receive an annual cash bonus in an amount up to 50% of his base salary based upon the meeting of certain objectives approved by the Board of Directors. Mr. Chippari is also entitled to participate in health, insurance, pension and other benefits provided to other senior executives of the Company.

        In the event that Mr. Chippari resigns or his employment terminates for "Cause" (as defined in his employment agreement), Mr. Chippari will be entitled to receive any accrued but unpaid base salary, unused vacation and unreimbursed expenses. In the event the Company terminates his employment without Cause, in addition to the amounts specified in the foregoing sentence, Mr. Chippari will continue to receive his base salary and health and insurance benefits for a period of 12 months following the date of such termination. Mr. Chippari's employment agreement also contains a non-compete clause, which applies until the first anniversary of the termination of Mr. Chippari's employment, and confidentiality and non-solicitation provisions.

  Jay S. Nadler

        The Company has an employment agreement, dated as of April 10, 2000 and amended as of September 2, 2003, with Jay Nadler which provides that Mr. Nadler will serve as President of the Company's Liquent unit until April 10, 2005, subject to automatic one-year renewals unless either party provides notice of non-renewal. Mr. Nadler's employment agreement provided for an initial base salary of $250,000 per annum, increased annually to the extent of any increase in the Consumer Price Index. In addition, Mr. Nadler is entitled to receive a cash bonus in an amount up to 50% of his base salary based upon meeting objectives determined by the Board of Directors. Mr. Nadler is also entitled to participate in health, insurance, pension and other benefits provided to other senior executives of the Company.

        Mr. Nadler's employment agreement provided for the grant of options, dated April 25, 2000, to purchase 100,000 shares of Common Stock at the then current market price of $25.75 per share.

Pursuant to a stock option agreement, Mr. Nadler's options are exercisable for a period of ten years from the date of grant. The options vest and become exercisable in four equal annual installments from the date of grant.

        In the event that Mr. Nadler's employment is terminated for "Cause" (as defined in his employment agreement), he will be entitled to receive any accrued but unpaid base salary, unused vacation and unreimbursed expenses. In the event the Company terminates his employment without Cause, or if he resigns within 90 days following a change in control, in addition to the amounts specified in the foregoing sentence, Mr. Nadler will continue to receive his base salary and health and insurance benefits for a period of 12 months from the date of termination. In the event the Company does not renew the employment agreement, Mr. Nadler will continue to receive his base salary and health and insurance benefits for a period of four months from the expiration date of the employment contract. Mr. Nadler's employment agreement also contains a non-compete clause, which applies until the first anniversary of the termination of Mr. Nadler's employment, and confidentiality and non-solicitation provisions.

  Daniel I. Videtto

        The Company has an employment agreement, dated as of June 23, 2003, with Daniel Videtto which provides that Mr. Videtto will serve as President of the Company's MicroPatent and Master Data Center units until June 23, 2004, subject to automatic one-year renewals unless either party provides notice of non-renewal. Mr. Videtto's employment agreement provides for an initial base salary of $250,000 per annum, increased annually to the extent of any increase in the Consumer Price Index. In addition, Mr. Videtto is entitled to receive a cash bonus in an amount up to 50% of his base salary based upon meeting objectives determined by the Board of Directors. Mr. Videtto is also entitled to participate in health, insurance, pension and other benefits provided to other senior executives of the Company.

        Mr. Videtto's employment agreement provided for the grant of options, dated July 23, 2003, to purchase 50,000 shares of Common Stock at the then current market price of $15.88 per share. Pursuant to a stock option agreement, Mr. Videtto's options are exercisable for a period of 10 years from the date of grant. The options vest and become exercisable in four equal annual installments from the date of grant.

        In the event that Mr. Videtto's employment is terminated for "Cause" (as defined in his employment agreement), he will be entitled to receive any accrued but unpaid base salary, unused vacation and unreimbursed expenses. In the event the Company terminates his employment without Cause, or if he resigns within 90 days following a change in control, in addition to the amounts specified in the foregoing sentence, Mr. Videtto will continue to receive his base salary and health and insurance benefits for a period of 12 months from the date of termination. In the event the Company does not renew the employment agreement, Mr. Videtto will continue to receive his base salary and health and insurance benefits for a period of four months from the expiration date of the employment contract. Mr. Videtto's employment agreement also contains a non-compete clause, which applies until the first anniversary of the termination of Mr. Videtto's employment, and confidentiality and non-solicitation provisions.

  Aneel M. Pandey

        The Company had an employment agreement, dated as of November 6, 2000, with Aneel Pandey which provided that Mr. Pandey would serve as Chief Executive Officer of Transcender LLC (n/k/a Dalton I LLC) until November 5, 2003. Mr. Pandey's employment agreement was not renewed and his employment with the Company terminated on that date. Mr. Pandey's employment agreement provided for a base salary of $200,000 per annum through November 5, 2001, increasing to $235,000 through

November 5, 2002 and $260,000 through November 5, 2003. In addition, Mr. Pandey was entitled to receive a bonus equal to 50% of his base salary based upon meeting objectives determined by the Board of Directors. Mr. Pandey was also entitled to participate in health, insurance, pension and other benefits provided to other senior executives of the Company.

        The Company also has a confidentiality and non-competition agreement, dated November 6, 2000, which provides that for a period ending on the third anniversary of the termination of Mr. Pandey's employment, Mr. Pandey will not, directly or indirectly, engage in any business which competes with Transcender.

        In the event that Mr. Pandey's employment had been terminated for "Cause" (as defined in his employment agreement), Mr. Pandey would have been entitled to receive any accrued but unpaid base salary, unused vacation and unreimbursed expenses. In the event the Company terminated his employment without Cause, in addition to the amounts specified in the foregoing sentence, Mr. Pandey would have continued to receive his base salary and health and insurance benefits for the remainder of the employment term.

SUMMARY COMPENSATION TABLE

        The following table sets forth information concerning compensation earned by the Chief Executive Officer and the next four most highly compensated officers (the "Named Executive Officers") during the fiscal years ended December 31, 2003, 2002 and 2001. The Company does not have any additional executive officers.

Long Term Compensation Awards
Annual Compensation
Name and Principal Position				Securities Underlying Options(#)
	Year	Salary ($)	Bonus ($)
Mason P. Slaine President and Chief Execuitve Officer	2003 2002 2001	863,000 788,000 725,000	450,000 206,000 —	— 200,000 200,000
Vincent A. Chippari Executive Vice President and Chief Financial Officer	2003 2002 2001	235,000 228,000 225,000	125,000 58,000 50,000	20,000 — 25,000
Jay S. Nadler President, Liquent Inc.	2003 2002 2001	270,000 263,000 258,000	100,000 68,000 50,000	20,000 — —
Daniel I. Videtto (1) President, MicroPatent LLC and Master Data Center Inc.	2003	130,000	50,000	50,000
Aneel M. Pandey (2) Former Chief Executive Officer, Transcender LLC (n/k/a/ Dalton I LLC)	2003 2002 2001	220,000 239,000 206,000	— — 100,000	— — 20,500

(1)
Mr. Videtto's employment commenced on June 23, 2003.

(2)
Mr. Pandey's employment terminated on November 5, 2003.

STOCK OPTION GRANTS IN 2003

        The following table sets forth information concerning individual grants of options to purchase Common Stock made to the Named Executive Officers during the fiscal year ended December 31, 2003.

						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
	Number of Securities Underlying Options Granted (#)
			Percent of Total Options Granted to Employees
Name				Exercise or Base Price ($/Share)	Expiration Date
						5%	10%
Vincent A. Chippari	20,000	(2)	6.9%	$15.88	7/23/13	$199,800	$506,200
Jay S. Nadler	20,000	(2)	6.9%	$15.88	7/23/13	$199,800	$506,200
Daniel I. Videtto	50,000	(2)	17.4%	$15.88	7/23/13	$499,500	$1,265,500

(1)
Amounts reflect certain assumed rates of appreciation set forth in the executive compensation disclosure rules of the Commission. Actual gains, if any, on stock option exercises will depend on future performance of the Common Stock. No assurance can be made that the amounts reflected in these columns will be achieved.

(2)
Options were granted on July 23, 2003 and vest and become exercisable in four equal annual installments from the date of grant.

FISCAL 2003 YEAR-END OPTION VALUES

        The following table sets forth the fiscal year-end value of unexercised options as of December 31, 2003. There were no option exercises by the Named Executive Officers during 2003.

Name	Number of Securities Underlying Unexercised Options at FY-End (#) Exercisable/Unexercisable	Value of Unexercised In- The-Money Options at FY-End ($) Exercisable/Unexercisable*
Vincent A. Chippari	75,967/20,000	515,000/124,000
Mason P. Slaine	300,000/100,000	222,000/0
Jay S. Nadler	75,000/45,000	0/124,000
Daniel I. Videtto	0/50,000	0/311,000
Aneel M. Pandey(1)	32,625/0	10,000/0

*
Based on the closing price for the Common Stock of $22.10 on December 31, 2003.

(1)
Mr. Pandey's options are exercisable for a period of 90 days following the date of his termination on November 5, 2003.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

        The following table sets forth certain information, as of March 1, 2004, regarding the beneficial ownership of Common Stock by (i) each stockholder who the Company knows owns more than 5% of the outstanding shares of Common Stock, (ii) each director, (iii) each executive officer named in the Summary Compensation Table and (iv) all directors and executive officers as a group.

	Shares Beneficially Owned
Name and Address of Beneficial Owner
	Number	Percent(1)
Warburg, Pincus Ventures, L.P. (2). 466 Lexington Avenue New York, New York 10017	6,804,762	32.6
Mason P. Slaine (3) 2777 Summer Street, Suite 602 Stamford, Connecticut 06905	1,900,000	9.1
Baron Capital Group, Inc. (4) 767 Fifth Avenue New York, New York 10153	1,190,000	5.7
Vincent A. Chippari (5)	79,467	*
Jay S. Nadler (6)	78,500	*
Daniel Videtto	0	*
Michael E. Danziger (7)	98,887	*
David R. Haas (7)	11,761	*
Keith B. Jarrett (8)	9,900	*
Sidney Lapidus (9)	6,821,324	32.7
Martin D. Payson (8).	3,000	*
John L. Vogelstein (9)	6,807,762	32.6
Aneel M. Pandey (10)	32,625	*
All directors and executive officers, as a group (eleven persons)	9,038,464	43.3

*
Less than 1%.

(1)
Pursuant to the regulations of the Commission, shares are deemed to be "beneficially owned" by a person if such person directly or indirectly has or shares the power to vote or dispose of such shares, whether or not such person has any pecuniary interest in such shares, or the right to acquire the power to vote or dispose of such shares within 60 days, including any right to acquire through the exercise of any option, warrant or right.

(2)
The sole general partner of Warburg,Pincus Ventures, L.P. ("Warburg Pincus") is Warburg Pincus & Co., a New York general partnership ("WP"). Warburg Pincus LLC, a New York limited liability company ("WP LLC"), manages Warburg Pincus.

(3)
Includes 300,000 shares issuable upon exercise of options that are vested and exercisable.

(4)
As reported on the Commission's Form No.13G filed in February 2004.

(5)
Includes 75,967 shares issuable upon exercise of options that are vested and exercisable.

(6)
Includes 75,000 shares issuable upon exercise of options that are vested and exercisable.

(7)
Includes 7,281 shares issuable upon exercise of options that are vested and exercisable.

(8)
Includes 3,000 shares issuable upon exercise of options that are vested and exercisable.

(9)
6,804,762 of the shares indicated as beneficially owned by Mr. Lapidus and Mr. Vogelstein are owned by Warburg Pincus and are included because of their affiliation with Warburg Pincus. Messrs. Lapidus and Vogelstein are general partners of WP and members of WP LLC. Messrs. Lapidus and Vogelstein disclaim beneficial ownership of the shares owned by Warburg Pincus. The share totals also include 3,000 shares issuable upon exercise of options that are vested and exercisable. The mailing address for Messrs. Lapidus and Vogelstein is c/o Warburg Pincus & Co., 466 Lexington Avenue, New York, New York 10017.

(10)
Represents shares issuable upon exercise of options that are vested and exercisable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Warburg Pincus and Mr. Slaine (the "Initial Stockholders") are entitled to certain registration rights with respect to their respective shares of Common Stock. Pursuant to a registration rights agreement, the Initial Stockholders have the right to request two registrations of their shares of Common Stock, provided that the anticipated public offering price equals $15 million or more, and unlimited registrations on Form S-3, provided that the anticipated aggregate offering price exceeds $5 million. In addition, the Initial Stockholders are entitled to have their shares included in an unlimited number of registrations initiated by the Company, subject to certain customary restrictions. In general, all fees, costs and expenses of such registration (other than underwriting discounts and selling commissions) will be borne by the Company. The Company has agreed to indemnify the Initial Stockholders from any liability arising out of or relating to any untrue statement of a material fact or any omission of a material fact in any registration statement or prospectus filed by the Company pursuant to the registration rights agreement, subject to certain exceptions.

SHARE INVESTMENT PERFORMANCE

        The following graph compares the cumulative total stockholder returns on the Common Stock based on an investment of $100 for the five year period ended December 31, 2003 against the Russell 2000 Index ("Russell 2000") and an industry peer group consisting of McGraw-Hill Companies, Thomson Corporation, Factset Research Systems and Reuters Group:

	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
Information Holdings	100.00	184.51	148.83	179.79	98.54	140.32
Russell 2000	100.00	119.62	114.59	115.77	90.79	131.98
Peer Group	100.00	138.97	156.32	133.80	103.65	130.26

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act ("Section 16(a)") requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Common Stock to file initial reports of ownership and reports of changes in ownership with the Commission and the NYSE. Executive officers, directors and greater than 10% beneficial owners are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on the Company's review of the copies of such forms furnished to the Company and written representations from the executive officers, directors and greater than 10% beneficial owners, the Company believes that all Section 16(a) filing requirements applicable to the Company's executive officers, directors and greater than 10% owners were complied with during fiscal year 2003 except with respect to: Mr. Chippari and Mr. Nadler who did not timely file a Form 4 reporting the grant of stock options; Mr. Videtto who did not timely file a Form 3 reporting his employment as President of MicroPatent and Master Data Center and a Form 4 reporting the grant of stock options; and Mr. Slaine who did not timely file a Form 5 reporting the grant of stock options or the sale of Common Stock. All transactions have since been reported.

STOCKHOLDER NOMINATIONS AND PROPOSALS FOR 2005

        The Company does not solicit director nominations but will consider stockholder nominations sent to the Corporate Secretary c/o the Company, 2777 Summer Street, Suite 602, Stamford, CT 06905. The Corporate Secretary will forward such nominations to the Nominating Committee. Any nominations or proposals intended to be presented by stockholders at the Company's Annual Meeting of Stockholders to be held in 2005 must meet the requirements of Rule 14a-8 of the Commission relating to stockholders' proposals. A stockholder proposal outside of the processes of Rule 14a-8 will be considered untimely if received by the Company after January 30, 2005.

COMMUNICATIONS WITH THE COMPANY

        The Board has established in its Corporate Governance Guidelines a process for stockholders to communicate with Board members. All correspondence should be sent to the Corporate Secretary c/o the Company, 2777 Summer Street, Suite 602, Stamford, Connecticut 06905. The Corporate Secretary will then forward the correspondence to the relevant Board director(s). The procedures set forth in the Company's Whistleblower Procedures should be followed with respect to any concerns regarding (1) accounting, internal accounting controls or auditing matters, (2) compliance with legal and regulatory requirements or (3) retaliation by the Company against anyone who makes such allegations. The Company's Whistleblower Procedures are available on the Company's website at www.informationholdings.com.

OTHER BUSINESS

        It is not anticipated that there will be presented to the Annual Meeting any business other than the election of directors and the ratification of independent auditors, and the Board was not aware of any other matters which might properly be presented for action at the Annual Meeting. If any other business should come before the Annual Meeting, the persons named on the enclosed proxy card will have discretionary authority to vote all proxies in accordance with their best judgment.

        Proxies in the form enclosed are solicited by or on behalf of the Board. The cost of this solicitation will be borne by the Company. In addition to the solicitation of the proxies by use of the mails, some of the Company's officers and regular employees, without extra remuneration, may solicit proxies personally, or by telephone or otherwise. In addition, arrangements will be made with brokerage houses and other custodian, nominees and fiduciaries to forward proxies and proxy material to their principals, and the Company will reimburse them for their expenses in forwarding soliciting materials, which are not expected to exceed $5,000.

        It is important the proxies be returned promptly. Therefore, stockholders are urged to sign, date and return the enclosed proxy card in the accompanying stamped and addressed envelope.

By Order of the Board

Vincent A. Chippari Secretary March 15, 2004

Appendix A

INFORMATION HOLDINGS INC.
AMENDED AND RESTATED
AUDIT COMMITTEE CHARTER

February 24, 2004

Board of Directors

        The Board of Directors (the "Board") of Information Holdings Inc. (the "Company") hereby amends and restates the charter of the Board's Audit Committee (the "Committee"), providing the Committee with the authority, responsibility and specific powers described below.

Purpose

        The purpose of the Committee is to oversee the broad range of issues surrounding the accounting and financial reporting processes of the Company and its subsidiaries and audits of the financial statements of the Company and its subsidiaries. The Committee's primary focus will be (1) to assist the Board in monitoring (a) the integrity of the financial statements of the Company and its subsidiaries, (b) the compliance by the Company and its subsidiaries with legal and regulatory requirements, (c) the independent auditor's qualifications and independence, and (d) the performance of the Company's internal audit function and independent auditor, and (2) to prepare the internal control report that the United States Securities and Exchange Commission (the "SEC") rules require be included in the Company's annual proxy statement.

Organization

        The Company's Amended and Restated Bylaws (the "Bylaws") and this charter (the "Charter") govern the operation of the Committee; in the event of a conflict, the terms of the Bylaws shall govern. The Committee shall provide a medium within the Company for consideration of matters relating to any audit issues. The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of any registered accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of performing any audit, review or attest services and shall deal directly with such accounting firm. At its sole discretion, the Committee has the power to retain outside legal, accounting and financial consultants or other advisors or to delegate to subcommittees to assist it in its activities to the extent permitted by the SEC and the New York Stock Exchange (the "NYSE"). The fees and expenses of such consultants and advisors shall be borne by the Company.

Membership

        The members of the Committee shall be appointed by the Board and shall consist of three (3) or more independent directors, as the Board may determine from time to time, of the Company's Board and shall serve until their successors are duly elected and qualified. Each Committee member may receive his or her director fee in cash and/or Company stock or options or other in-kind consideration. Committee members shall not be affiliated with the Company or any of its subsidiaries or receive any fees paid directly or indirectly for services as a consultant or financial advisor regardless of amount from the Company or any of its subsidiaries. This includes payments to any firm of which a Committee member is an executive officer, partner, member, principal or designee, but does not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation)

for prior service with the Company (provided that such compensation is not contingent in any way on continued service). Each Committee member shall meet the independence requirements of the SEC and NYSE.

The Board recognizes that director independence is an issue that is actively being reviewed by multiple constituencies, and may amend its criteria for determining what constitutes an "independent director" to reflect changing standards.

Composition

        All members of the Committee shall be financially literate, or must become financially literate within a reasonable period of time after his or her appointment to the Committee, as required by the NYSE. "Financial Literacy" shall be determined by the Board in the exercise of its business judgment, and shall include a working knowledge of skills and competencies that the Board will need for the Company to be successful in the future. Committee members, if they or the Board deem it appropriate, may enhance their understanding of their duties by participating in educational programs conducted by the Company or an outside consultant or firm.

At least one (1) member of the Committee must have accounting or financial management expertise. The Board has determined that a person who qualifies as a "financial expert," as such term is defined by the SEC, has such accounting or related financial management expertise.

Minutes

        The Committee shall maintain and submit to the Board copies of minutes of each meeting of the Committee, and each written consent to action taken without a meeting, reflecting the actions so authorized or taken by the Committee since the preceding meeting of the Board. A copy of the minutes of each meeting shall be placed in the Company's minute book.

Charter Amendment

        Any member of the Committee may submit proposed Charter amendments to the Board. The Board shall circulate any proposed charter amendment(s) to all of the members of the Committee immediately upon receipt.

Meetings

        The Committee shall hold such regular meetings as may be necessary or advisable, but no less frequently than quarterly, and special meetings as may be called by the Committee's chairperson. The presence in person or by telephone of a majority of the Committee's members shall constitute a quorum for any meeting of the Committee. All actions of the Committee will require the vote of a majority of its members present at a meeting of the Committee at which a quorum is present.

The Committee chairperson should consult with management in the process of establishing agendas for Committee meetings.

Duties and Responsibilities

        The Committee's policies and procedures shall remain flexible in order to best react to changing conditions and help ensure that the Company's accounting and reporting practices are consistent with applicable legal requirements and are of the highest quality. The Committee shall:

  1.
  Select, appoint, retain, dismiss and oversee the work of the Company's independent auditors;

  2.
  Pre-approve appropriate funding for payment of (a) compensation to the Company's independent auditors for rendering audit and non-audit services, (b) compensation to any advisors employed by the Committee and (c) ordinary administrative expenses necessary to carry out its duties. The Committee may delegate the duty to pre-approve any such payment to any member of the Committee provided that the decisions of such member to grant pre-approvals shall be presented to the full Committee for ratification;

  3.
  Approve all related party transactions entered into by the Company with any of the Company's directors or executive officers;

  4.
  Ensure audit partner rotation if the lead (or coordinating) audit partner (having primary responsibility for the audit), or the audit partner responsible for reviewing the audit, has performed audit services for the Company in each of the Company's five previous fiscal years and, in accordance with applicable regulations, to consider whether to have a regular rotation of the audit firm itself;

  5.
  Review and reassess the adequacy of the Charter annually and recommend any proposed changes to the Board for approval;

  6.
  Review, evaluate and reassess the performance of the Audit Committee annually and discuss such annual performance evaluation with the Board;

  7.
  Review the Company's annual audited financial statements and quarterly unaudited financial statements with the Company's management and independent auditors;

  8.
  Review the Company's disclosure under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's periodic reports and registration statements filed with the SEC;

  9.
  Review and discuss with the Company's management and independent auditors the Company's quarterly earnings press releases (paying particular attention to any use of "Pro Forma," or "Adjusted" non-GAAP, information) and earnings guidance; provided, that the Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance;

  10.
  Review and discuss generally with the Company's management and independent auditors the type of other financial information provided to analysts and rating agencies, provided that the Committee need not discuss such other financial information before it is provided to analysts and rating agencies;

  11.
  Review any major changes to the Company's auditing and accounting principles and practices as suggested by the Company's management or independent auditors;

  12.
  At least annually, obtain and review a report by the Company's independent auditor describing:

  a.
  the auditor's internal quality-control procedures;
  b.
  any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues; and
  c.
  all relationships between the independent auditor and the Company (to assess the auditor's independence);

  13.
  Review and receive periodic reports (as well as the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 as it may be modified or supplemented) from the Company's independent auditor regarding the auditor's qualifications, performance, independence and registration with the SEC; discuss such materials with the auditor; after receipt of the annual report provided by the independent auditors discussed in Section 12 above, present its conclusions with respect to the independent auditor to the full Board; and, if so determined by the Committee, recommend that the Board take appropriate action to insure the independence of the auditor and continued registration with the SEC;

  14.
  Meet regularly with the Board and review with the Company's management any legal matters that may have a material impact on the Company's financial statements or compliance policies and any material reports or inquiries received from regulators or governmental agencies;

  15.
  Review with the Company's independent auditor any problems or difficulties the auditor may have encountered and any management letter provided (or intended to be provided) by the auditor and the Company's response, including:

  a.
  any difficulties encountered in the course of the audit work, including any restrictions on the scope of the activities or access to required information;
  b.
  any changes required in the planned scope of the external audit;
  c.
  any significant disagreements with management;
  d.
  any material written communications between the independent auditors and the Company's management, such as any management letter or schedule of unadjusted differences;
  e.
  any accounting adjustments that were noted or proposed by the Company's independent auditors but were "passed" (as immaterial or otherwise); and
  f.
  any material communications between the audit team and the independent auditor's national office respecting auditing or accounting issues presented by the engagement;

  16.
  Review and discuss with the Company's independent auditor the responsibilities, budget and staffing of the Company's internal audit function;

  17.
  Review and discuss with the Board any issues that arise with respect to the quality or integrity of the performance of the Company's internal audit function;

  18.
  Review annually with the Company's management and independent auditors:

  a.
  analyses prepared by the Company's management and/or independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative generally accepted accounting period methods on financial statements;
  b.
  the effect of regulatory and accounting initiatives; and
  c.
  review and approve any off-balance sheet structures on the Company's financial statements;

  19.
  Review annually major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls, and any special audit steps adopted in light of control deficiencies;

  20.
  Review the audit report provided by the Company's independent auditors, which should include:

  a.
  all critical accounting policies and practices used;
  b.
  all alternative treatments of financial information within GAAP that have been discussed with management officials of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and

    c.
    other material written communications between the independent auditor and the Company's internal auditor and management, such as any management letter or schedule of unadjusted differences;

  21.
  Review any failures of the Company's financial reporting controls;

  22.
  Meet periodically with the Company's management and independent auditors in separate sessions to review the Company's policies with respect to major risk exposures and the steps management has taken to monitor and control such exposures;

  23.
  Meet periodically with the Company's management, the independent auditors and the personnel or third party responsible for the internal audit function in separate sessions to encourage entirely frank discussions with the Committee, including without limitation discussions regarding the Company's financial reporting control procedures, the quality of the Company's financial reporting and the adequacy and competency of the Company's financial management;

  24.
  Meet and discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit of the Company's annual financial statements and the matters required to be discussed relating to the conduct of the review of the Company's quarterly financial statements;

  25.
  Meet and discuss with the internal auditors (or other personnel or independent third party responsible for the internal audit function) the Company's risk management processes and systems of internal control;

  26.
  Establish procedures for:

  a.
  the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and
  b.
  the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

  27.
  Obtain assurance from the Company's independent auditor that it has notified the Committee of any failure on the part of the Company to comply with applicable legal requirements of which the independent auditor is aware;

  28.
  Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with any code of business conduct adopted by the Committee from time to time;

  29.
  Set clear hiring policies for employees or former employees of the independent auditors so as to avoid any conflict of interest under the rules and regulations set forth by the SEC and the NYSE;

  30.
  Meet regularly with the Board to effect the Committee's purpose noted above; and

  31.
  Do every other act incidental to, arising out of or in connection with, or otherwise related to, the authority granted to the Committee hereby or the carrying out of the Committee's duties and responsibilities hereunder.

Pre-Approval of Audit and Non-Audit Services

        The Committee shall approve the engagement of the Company's independent auditors for audit and permissible non-audit services. At the beginning of each fiscal quarter, the Committee shall pre-approve all fees and specific terms of the services to be performed for the Company by its independent auditor during the relevant quarter. The Committee may delegate such pre-approval authority to one or more of its members. If the Committee does not delegate such authority to a member, the full Committee shall reconvene in response to any requests or applications to provide services that have not been previously approved at the beginning of the relevant quarter or have been approved but exceed the pre-approved fee range for such services. The Committee shall designate a member of management to monitor the performance of all services provided by the independent auditor and to report his or her findings to the Committee.

Limitation of Committee's Role

        While the Committee has the authority, powers, and responsibilities set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with GAAP and applicable legal, accounting, and other requirements. These are the responsibilities of the Company's management and the independent auditor.

IMHCM-PS-04

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INFORMATION HOLDINGS INC.
INFORMATION HOLDINGS INC. 2777 Summer Street, Suite 602 Stamford, CT 06905
PROPOSAL NUMBER ONE ELECTION OF DIRECTORS
RECOMMENDATIONS AND VOTE
PROPOSAL NUMBER TWO RATIFICATION OF INDEPENDENT AUDITORS
RECOMMENDATION AND VOTE
THE BOARD AND ITS COMMITTEES
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
REPORT OF THE BOARD OF DIRECTORS AND THE BOARD COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
EXECUTIVE OFFICERS
SUMMARY COMPENSATION TABLE
STOCK OPTION GRANTS IN 2003
FISCAL 2003 YEAR-END OPTION VALUES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SHARE INVESTMENT PERFORMANCE
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER NOMINATIONS AND PROPOSALS FOR 2005
COMMUNICATIONS WITH THE COMPANY
OTHER BUSINESS
INFORMATION HOLDINGS INC. AMENDED AND RESTATED AUDIT COMMITTEE CHARTER
February 24, 2004